Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Presents at the KeyBanc Capital Markets Consumer Conference in New York City

HOUSTON, December 5, 2017 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at the KeyBanc Capital Markets Consumer Conference on December 6, 2017.

KeyBanc Capital Markets Consumer Conference Details:
Location: InterContinental Barclay – New York City, New York
General Session Time and Date: 10:00 a.m. Eastern Time on Wednesday, December 6, 2017
Panel Time and Date: 12:05 p.m. Eastern Time on Wednesday, December 6, 2017

The Company’s presentation provided at this conference will be available within the Investor Relations section of the Company’s website, which can also be accessed at www.group1corp.com/events.

ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 173 automotive dealerships, 227 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com